Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
William S. McCalmont 972/753-2314	Michael J. Briskey 972/753-2342
Executive Vice President & CFO	Senior Vice President & Treasurer
wmccalmont@acecashexpress.com	mbriskey@acecashexpress.com

ACE CASH EXPRESS REPORTS FISCAL 2004 THIRD QUARTER
RECORD EARNINGS OF $0.72 PER SHARE

     DALLAS (April 15, 2004)—ACE Cash Express, Inc. (NASDAQ:AACE) announced fiscal third quarter 2004 net income of $8.2 million or $0.72 per diluted share compared to fiscal third quarter 2003 net income of $2.6 million or $0.26 per share. Fiscal third quarter 2003 results included a one-time charge of $0.29 per share related to a litigation settlement. ACE’s fiscal third quarter 2004 earnings per share increased 31.0 percent over the fiscal third quarter 2003 earnings, excluding this one-time charge. During the fiscal third quarter of 2004, ACE’s total revenue increased 9.7 percent to $73.7 million versus $67.2 million in the prior year period, due primarily to a 41.7 percent increase in loan fees, and a 25.8 percent increase in bill payment and debit card revenue.

     “We are excited to deliver another record quarter,” said Jay B. Shipowitz, president. “We achieved these results through increases in comparable store loan fees and double digit bill payment services growth for the seventh consecutive quarter. Once again, we attribute our results to our continued focus on operational improvements, increased product offerings, and commitment to delivering convenient and quality services to our customers.”

Among the Company’s accomplishments during the fiscal third quarter of 2004 were:

•	The total ACE store network, including franchised stores, had a record 9.8 million customer visits and processed approximately $3.0 billion in transactions.

•	Comparable store check-cashing fees, exclusive of tax checks, in company-owned stores increased 4.0 percent over the prior year period.

•	Comparable store loan fees in company-owned stores increased 39.4 percent over the prior year period. The fiscal third quarter of 2003 was impacted to some extent by the Company’s transition to new loan products (ACE and Republic Bank loans) effective January 1, 2003.

•	ACE company-owned stores cashed 3.0 million checks, excluding tax checks, resulting in check-cashing fees of $26.1 million, up from $25.2 million in the fiscal third quarter of 2003.

•	ACE company-owned stores cashed approximately 370,000 tax checks, resulting in tax check-cashing fees of $18.5 million, a 3.8 percent decrease from $19.2 million in the fiscal third quarter of 2003.

•	Bill-payment revenue, including debit card revenue, increased 25.8 percent, to $4.5 million from $3.6 million in the prior year period.

•	Store gross margin improved to 40.5 percent of revenue in the fiscal third quarter of 2004 compared to 39.7 percent in the previous year period.

•	ACE reduced the average amount borrowed on its revolving credit agreement by $14.6 million to $102.7 million from $117.3 million in the fiscal third quarter of 2003.

•	ACE repaid $6.5 million of its term notes during the fiscal third quarter of 2004.

     During the fiscal third quarter of 2004, the Company opened 22 newly constructed stores, including 5 ACE Cash Advance stores, closed 7 company-owned stores, and sold 1 company-owned store to a new franchisee. ACE franchisees also opened 9 stores. At the end of the quarter, ACE had a network of 1,203 stores consisting of 988 company-owned stores and 215 franchised stores.

     Donald H. Neustadt, chief executive officer, said, “We are pleased that our fiscal third quarter and year-to-date results reflect revenue and income growth in each of our core product offerings. Loan fees and bill-payment revenue, in particular, provide strong quarter-over-quarter comparisons, and are reflective of strong customer demand.”

Results for the Nine Months Ended March 31, 2004

     For the first nine months of fiscal 2004, ACE’s total revenue increased 4.5 percent, to $188.6 million from $180.5 million in the first nine months of fiscal 2003. Net income for the first nine months of fiscal 2004 was $14.9 million or $1.36 per diluted share compared to net income of $7.4 million or $0.73 per share for the first nine months of fiscal 2003. Excluding the one time charge of $0.29 per share related to a litigation settlement, net income increased 42.8 percent in the first nine months of fiscal 2004, resulting in earnings per share growth of 33.3 percent. Comparable store check cashing fees, excluding tax fees, increased 6.5 percent and comparable store loan fees and interest increased 17.4 percent during the nine months ended March 31, 2004. ACE also improved its store gross margin to 35.3 percent from 34.5 percent in the prior year period.

     During the first nine months of fiscal 2004, ACE opened 32 newly constructed company-owned stores, acquired 8 stores, and ACE franchisees opened 30 stores. ACE also closed or sold 20 company-owned locations in the normal course of business.

     Mr. Shipowitz added, “Year-to-date, we have opened 32 company-owned stores and executed leases for another 20 stores. Of the 20 stores leased but not yet open, 11 are currently under construction and 9 are in the permitting process. An additional 21 leases for company-owned stores are being negotiated. We remain committed to meeting our goal of adding 500 stores to the ACE network by the end of fiscal 2008.”

Business Outlook for the Fiscal Fourth Quarter and Full Year 2004

     The statements preceded by bullet points below are the Company’s outlook or forecast for the fiscal fourth quarter and the fiscal year ending June 30, 2004. These statements are made as of April 15, 2004 and indicate only the expectations of the Company’s management as of that date. These statements supersede any and all previous statements made by the Company regarding the matters addressed. These statements are “forward-looking statements,” which cannot be guaranteed and may prove to be wrong.

•	The Company expects total revenue for fiscal 2004 to range between $244 million and $247 million.

•	The Company is increasing its full-year, fiscal 2004 diluted earnings per share guidance and now anticipates fully diluted earnings per share to range between $1.66 and $1.70 for fiscal 2004.

•	Based on the Company’s annual forecast, historical operating trends and historical fourth quarter performance, the Company expects diluted earnings per share to range between $0.30 and $0.34 for the fiscal fourth quarter of 2004 ending June 30, 2004.

     Upon completion of its proposed common stock offering, the Company expects to retire its term notes in full. In conjunction with the retirement of these notes, the Company expects to record a non-cash write-off of deferred financing fees of approximately $4.1 million and cash charges related to prepayment penalties and the termination of interest rate swaps of approximately $1.0 million. The $5.1 million charge will be expensed in the quarter in which the proposed common stock offering closes, which is expected to be the Company’s fiscal fourth quarter. The Company’s guidance for the fourth quarter and full year fiscal 2004 does not include these charges, nor does it include the impact of the additional shares to be sold or the proceeds from the proposed common stock offering.

Forward-looking Statements

     This release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are generally identified by the use of words such as “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “target,” “goal,” “should,” “would,” and terms with similar meanings.

     Although the Company believes that the current views and expectations reflected in these forward-looking statements are reasonable, these views and expectations, and the related statements, are inherently subject to risks, uncertainties, and other factors, many of which are not under the Company’s control and may not even be predictable. Any inaccuracy in the assumptions, as well as those risks, uncertainties and other factors, could cause the actual results to differ materially from these in the forward-looking statements. These risks, uncertainties, and factors include, but are not limited to, matters described in the Company’s reports filed with the Securities and Exchange Commission, such as:

•	the Company’s relationships with Republic Bank, with Travelers Express and its affiliates, with its bank lenders, with American Capital Strategies, Ltd. and with H&R Block;

•	the Company’s relationship with third-party providers of services offered by the Company or property used in its operations;

•	federal and state governmental regulation of check cashing, short-term consumer lending and related financial services businesses;

•	any litigation regarding the Company’s short-term consumer lending activities;

•	theft and employee errors;

•	the availability of adequate financing, suitable locations, acquisition opportunities and experienced management employees to implement the Company’s growth strategy;

•	increases in interest rates, which would increase the Company’s borrowing costs;

•	the fragmentation of the check cashing industry and competition from various other sources, such as banks, savings and loans, short-term consumer lenders, and other similar financial services entities, as well as retail businesses that offer services offered by the Company;

•	the terms and performance of third-party services offered at the Company’s stores; and

•	customer demand and response to services offered at the Company’s stores.

     The Company expressly disclaims any obligation to update or revise any of these forward-looking statements, whether because of future events, new information, a change in the Company’s views or expectations, or otherwise. The Company makes no prediction or statement about the performance of its Common Stock.

About the Company

     ACE Cash Express, Inc. is a leading retailer of financial services, including check cashing, short-term consumer loan and bill payment services, and the largest owner, operator and franchisor of check cashing stores in the United States. As of March 31, 2004, the Company had a network of 1,203 stores in 36 states and the District of Columbia, consisting of 988 company-owned stores and 215 franchised stores. The Company focuses on serving unbanked and underbanked consumers, many of whom seek alternatives to traditional banking relationships in order to gain convenient and immediate access to check cashing services and short-term consumer loans. The Company’s website is found at www.acecashexpress.com.

ACE CASH EXPRESS, INC. AND SUBSIDIARIES
INTERIM UNAUDITED
CONSOLIDATED STATEMENTS OF EARNINGS
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2004	2003	2004	2003
Revenues	$73,674	$67,167	$188,561	$180,524
Store expenses:
Salaries and benefits	16,731	15,198	45,871	44,178
Occupancy	8,174	7,431	22,762	21,852
Provision for loan losses and doubtful accounts	5,411	4,813	18,673	18,791
Depreciation	1,741	1,727	5,215	5,222
Other	11,809	11,350	29,532	28,260

Total store expenses	43,866	40,519	122,053	118,303

Store gross margin	29,808	26,648	66,508	62,221
Region expenses	4,942	4,350	14,256	12,719
Headquarters expenses	5,818	5,294	14,954	13,002
Franchise expenses	315	286	899	845
Other depreciation and amortization	1,027	1,150	3,066	4,407
Interest expense	4,362	5,885	8,830	13,595
Other expenses (income), net	(279)	5,333	(327)	6,110

Income from continuing operations before taxes	13,623	4,350	24,830	11,543
Provision for income taxes	5,449	1,734	9,931	4,611

Income from continuing operations	8,174	2,616	14,899	6,932
Discontinued operations:
Gain on sale of discontinued operations, net of tax	—	—	—	499

Net income	$8,174	$2,616	$14,899	$7,431

Basic earnings per share:
Continuing operations	$0.77	$0.26	$1.42	$0.68
Discontinued operations	—	—	—	0.05

Total	$0.77	$0.26	$1.42	$0.73

Diluted earnings per share:
Continuing operations	$0.72	$0.26	$1.36	$0.68
Discontinued operations	—	—	—	0.05

Total	$0.72	$0.26	$1.36	$0.73

Weighted average number of common shares outstanding:
Basic	10,650	10,181	10,462	10,181
Diluted	11,327	10,203	10,932	10,189

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ACE CASH EXPRESS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	March 31,	June 30,
	2004	2003
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$109,380	$108,110
Accounts receivable, net	6,272	9,429
Loans receivable, net	13,353	13,000
Prepaid expenses, inventories, and other current assets	9,329	10,742

Total Current Assets	138,334	141,281

Noncurrent Assets
Property and equipment, net	29,705	32,352
Covenants not to compete, net	919	1,151
Goodwill, net	75,873	75,586
Other assets	6,813	8,398

Total Assets	$251,644	$258,768

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Revolving advances	$68,000	$83,900
Accounts payable, accrued liabilities, and other current liabilities	39,075	40,756
Money orders payable	4,862	6,884
Term advances	3,833	3,833
Notes payable	721	778

Total Current Liabilities	116,491	136,151

Noncurrent Liabilities
Term advances	26,559	34,436
Notes payable	75	110
Other liabilities	9,572	9,087

Total Liabilities	152,697	179,784

Commitments and Contingencies	—	—
Shareholders’ Equity
Preferred stock, $1 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $.01 par value, 20,000,000 shares authorized, 10,995,309 and 10,395,113 shares issued and 10,783,909 and 10,183,713 shares outstanding, respectively	108	102
Additional paid-in capital	31,627	24,385
Retained earnings	73,143	58,244
Accumulated comprehensive loss	(1,055)	(1,017)
Treasury stock, at cost, 211,400 shares	(2,707)	(2,707)
Unearned compensation — restricted stock	(2,169)	(23)

Total Shareholders’ Equity	98,947	78,984

Total Liabilities and Shareholders’ Equity	$251,644	$258,768

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ACE CASH EXPRESS, INC. AND SUBSIDIARIES
SUPPLEMENTAL STATISTICAL DATA
(unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,		Year Ended June 30,
	2004	2003	2004	2003	2003	2002
Company Operating and Statistical Data:
Company-owned stores in operation:
Beginning of period	974	977	968	1,003	1,003	988
Acquired	—	—	8	1	2	8
Opened	22	6	32	9	14	39
Sold (1)	(1)	—	(5)	(20)	(23)	—
Closed	(7)	(9)	(15)	(19)	(28)	(32)

End of period	988	974	988	974	968	1,003
Franchised stores in operation:
Beginning of period	210	193	200	184	184	175
Opened	9	7	30	19	26	22
Acquired by ACE	—	—	(8)	(1)	(2)	(8)
Closed/Sold	(4)	(4)	(7)	(6)	(8)	(5)

End of period	215	196	215	196	200	184

Total store network	1,203	1,170	1,203	1,170	1,168	1,187

Percentage increase (decrease) in comparable store revenues from prior period (2)	10.0%	(4.6)%	4.4%	2.7%	1.5%	15.6%
Capital expenditures (in thousands)	$2,061	$1,315	$4,090	$3,170	$4,771	$7,127
Cost of net assets acquired (in thousands)	$—	$—	$322	$51	$673	$1,177
Check Cashing Data:
Face amount of checks cashed (in millions)	$1,637	$1,652	$3,980	$3,877	$5,040	$4,843
Face amount of average check	$482	$478	$398	$393	$383	$378
Average fee per check	$13.46	$13.18	$10.22	$10.01	$9.65	$9.36
Fees as a percentage of average check	2.79%	2.76%	2.57%	2.55%	2.52%	2.48%
Number of checks cashed (in thousands)	3,395	3,456	9,991	9,864	13,148	12,821
Check Collections Data:
Face amount of returned checks (in thousands)	$5,253	$6,630	$15,808	$18,163	$24,087	$23,637
Collections (in thousands)	3,527	5,176	10,239	13,646	16,935	16,090

Net write-offs (in thousands)	$1,726	$1,454	$5,569	$4,517	$7,152	$7,547

Collections as a percentage of returned checks	67.1%	78.1%	64.8%	75.1%	70.3%	68.1%
Net write-offs as a percentage of revenue	2.3%	2.2%	3.0%	2.5%	3.1%	3.3%
Net write-offs as a percentage of the face amount of checks cashed	0.11%	0.09%	0.14%	0.12%	0.14%	0.16%

(1)	The number of stores sold for the nine months ended March 31, 2003, includes the sale of 19 underperforming stores in Florida in November 2002.

(2)	Calculated based on the changes in revenues of all stores open for both of the full year and three and nine month periods compared.

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ACE CASH EXPRESS, INC. AND SUBSIDIARIES
SUPPLEMENTAL STATISTICAL DATA, continued
(unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,		Year Ended June 30,
	2004	2003	2004	2003	2003	2002
Combined Small Consumer Loans Operating Data:
Volume (in thousands)	$122,953	$85,849	$390,560	$371,898	$484,026	$502,013
Average advance	$279	$274	$278	$273	$274	$269
Average finance charge	$43.77	$43.25	$43.73	$44.84	$44.55	$45.61
Number of loan transactions — new loans and refinances (in thousands)	442	316	1,414	1,388	1,798	1,866
Matured loan volume (in thousands)	$127,810	$101,214	$387,014	$384,594	$488,940	$489,887
ACE Loans (1):
Volume (in thousands)	$87,825	$61,532	$270,845	$344,988	$420,129	$502,013
Average advance	$272	$263	$269	$270	$268	$269
Average finance charge	$39.85	$38.95	$39.45	$43.90	$42.71	$45.61
Number of loan transactions — new loans and refinances (in thousands)	322	235	1,007	1,299	1,587	1,866
Matured loan volume (in thousands)	$90,819	$79,415	$267,612	$362,795	$432,900	$489,887
Loans Processed for Republic Bank (2):
Volume — new loans and Refinances (in thousands)	$35,128	$24,317	$119,715	$26,910	$63,897	$—
Average advance	$294	$301	$295	$301	$302	$—
Average finance charge	$51.87	$53.01	$51.95	$53.11	$53.35	$—
Number of loan transactions — new loans and refinances (in thousands)	120	81	407	89	211	—
Matured loan volume (in thousands)	$36,991	$21,799	$119,402	$21,799	$56,040	$—

(1)	Operating data for ACE Loans includes the Goleta National Bank loan product until it was discontinued on December 31, 2002.

(2)	Republic Bank loans are short-term consumer loans made by Republic Bank & Trust at our company-owned stores in Arkansas, Pennsylvania and Texas since December 2002.

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ACE CASH EXPRESS, INC. AND SUBSIDIARIES
SUPPLEMENTAL STATISTICAL DATA, continued
(unaudited)

	Three Months Ended			Nine Months Ended
	March 31,			March 31,		Year Ended June 30,
	2004	2003		2004	2003	2003	2002
ACE Loans Balance Sheet Data (in thousands) (1):
Gross loans receivable	$24,010	$21,207		$24,010	$21,207	$21,734	$29,569
Less: Allowance for losses on loans receivable	10,657	12,500		10,657	12,500	8,734	12,213

Loans receivable, net of allowance	$13,353	$8,707		$13,353	$8,707	$13,000	$17,356

Allowance for losses on loans receivable:
Beginning of period	$11,108	$15,650		$8,734	$12,213	$12,213	$13,382
Provision for loan losses	3,761	3,661		12,853	17,381	19,361	21,924
Charge-offs	(4,323)	(7,078)		(11,172)	(17,728)	(23,729)	(24,519)
Recoveries	111	267		242	634	889	1,426

End of period	$10,657	$12,500		$10,657	$12,500	$8,734	$12,213

Provision for loan losses as a percent of matured loan volume	4.1%	4.6%		4.8%	4.8%	4.5%	4.5%
Net loan charge-offs as a percent of volume	4.8%	11.1	%(2)	4.0%	5.0%	5.4%	4.6%
Allowance as a percent of gross loans receivable	44.4%	58.9%		44.4%	58.9%	40.2%	41.3%
Loan Provision Data for Loans Processed for Republic Bank (3):
Provision for loan losses payable to Republic Bank (in thousands)	$1,619	$991		$5,897	$991	$2,932	$—
Provision for loan losses payable to Republic Bank as a percent of matured loan volume	4.4%	4.5%		4.9%	4.5%	5.2%	—

(1)	The balance sheet data for ACE Loans includes data for the Goleta National Bank loan product during the fiscal years ended June 30, 2003 and 2002.

(2)	Loan charge-offs were higher and loan volume was lower in the third quarter of fiscal 2003 as a result of the December 31, 2002 cessation of loan-related business in Georgia, North Carolina, and Alabama and the transition from offering the Goleta National Bank loan product to offering the ACE loans or Republic Loans.

(3)	Republic Bank loans are short-term consumer loans made by Republic Bank & Trust at our company-owned stores in Arkansas, Pennsylvania and Texas since December 2002.

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ACE CASH EXPRESS, INC. AND SUBSIDIARIES
REVENUE ANALYSIS
(unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,		Year Ended June 30,
	2004	2003	2004	2003	2003	2002
Revenues (in thousands):
Check cashing fees	$26,111	$25,171	$81,786	$77,944	$104,175	$97,603
Loan fees and interest	18,350	12,945	57,194	54,744	70,806	74,197
Tax check fees	18,491	19,215	19,279	19,613	21,528	21,304
Bill payment services	4,521	3,595	12,488	9,839	13,507	10,156
Money transfer services	2,805	2,735	8,310	8,139	10,898	10,998
Money order fees	1,601	1,800	4,772	5,304	6,960	7,554
Franchise revenues	808	622	2,180	1,683	2,346	2,199
Other fees	987	1,084	2,552	3,258	4,069	5,255

Total revenue	$73,674	$67,167	$188,561	$180,524	$234,289	$229,266

	Three Months Ended		Nine Months Ended
	March 31,		March 31,		Year Ended June 30,
	2004	2003	2004	2003	2003	2002
Percentage of Revenues:
Check cashing fees	35.4%	37.5%	43.4%	43.2%	44.5%	42.6%
Loan fees and interest	24.9	19.3	30.3	30.3	30.2	32.4
Tax check fees	25.1	28.6	10.2	10.9	9.2	9.3
Bill payment services	6.2	5.3	6.6	5.5	5.8	4.4
Money transfer services	3.8	4.1	4.4	4.5	4.6	4.8
Money order fees	2.2	2.7	2.5	2.9	3.0	3.3
Franchise revenues	1.1	0.9	1.2	0.9	1.0	0.9
Other fees	1.3	1.6	1.4	1.8	1.7	2.3

Total revenue	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

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CONFERENCE CALL
April 15, 2004
5 p.m. EDT

     An investor conference call will be held today, April 15, 2004 at 5 p.m. EDT, regarding the release of ACE Cash Express, Inc.’s fiscal 2004, third quarter earnings. The Company invites you to participate in the conference call by dialing (800) 442-9701. The confirmation code to access the call is 6447938. Donald H. Neustadt, chief executive officer; Jay B. Shipowitz, president and chief operating officer; and William S. McCalmont, executive vice president and chief financial officer, will present the third quarter review.

     For your convenience, the conference call will be replayed in its entirety beginning at approximately 7 p.m. EDT on April 15th through 7 p.m. EDT on April 30th. If you wish to listen to a replay of this conference call, dial (800) 642-1687, provide your name and use confirmation number 6447938.

     If you have questions regarding this conference call, please contact Darla Ashby at (972) 550-5037.